Exhibit (h)(2)(b)

RED FLAGS SERVICES AMENDMENT

This Red Flags Services Amendment (“Amendment”) is being entered into as of May 1, 2009 ("Effective Date"), by and between PNC Global Investment Servicing (U.S.) Inc. (formerly known as PFPC Inc.) ("PNC") and the undersigned investment company (the “Fund”) and amends the agreement between PNC and the Fund pursuant to which PNC provides transfer agency services to the Fund, as amended to date ("Existing Agreement").

IN CONSIDERATION of the mutual covenants made herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree to amend the Existing Agreement as follows:

1.	Modifications to Existing Agreement. The Existing Agreement shall be modified as follows:

(a)	A new section which reads in its entirety as follows shall be added to the end of the Existing Agreement:

Red Flag Services (the "Red Flag Section").

(a) PNC agrees to provide the Fund, commencing as of the effective date of the Red Flags Requirements (as defined below), with the "Red Flag Services", which is hereby defined to mean the following services:

(i) PNC will maintain written controls designed to detect the occurrence of Red Flags (as defined below) in connection with (i) account opening and other account activities and transactions conducted directly through PNC with respect to Direct Accounts (as defined below), and (ii) transactions effected directly through PNC by Covered
Persons (as defined below) in Covered Accounts (as defined below). Such controls, as they may be revised from time to time hereunder, are referred to herein as the "Controls". Solely for purposes of the Red Flag Section, the capitalized terms below will have the respective meaning ascribed to each:

(A) "Red Flag" means a pattern, practice, or specific activity or a combination of patterns, practices or specific activities which may indicate the possible existence of Identity Theft (as defined below) affecting a
Registered Owner (as defined below) or a Covered Person.

(B) "Identity Theft" means a fraud committed or attempted using the identifying information of another person without authority.

(C) "Registered Owner" means the owner of record of a Direct Account on the books and records of the Fund maintained by PNC as registrar of the Fund (the "Fund Registry").

(D) "Covered Person" means the owner of record of a Covered Account on the Fund Registry.

(E) "Direct Account" means an Account established directly with and through PNC as a registered account on the Fund Registry and through which the owner of record has the ability to directly conduct account and transactional activity with and through PNC

(F) "Covered Account" means an Account established by a financial intermediary for another as the owner of record on the Fund Registry and through which such owner of record has the ability to conduct transactions in
Fund shares directly with and through PNC.

(G) "Account" means (1) an account holding Fund Shares with respect to which a natural person is the owner of record, and (2) any other account holding Fund Shares with respect to which there is a reasonably foreseeable risk to the particular account owner customers from identity theft, including financial, operational, compliance, reputation, or litigation risks.

(ii) PNC will provide the Fund with a printed copy of or Internet viewing access to the Controls.

(iii) PNC will notify the Fund of Red Flags which it detects and reasonably determines to indicate a risk of
Identity Theft to a Registered Owner or Covered Person ("Possible Identity Theft") and assist the Fund in determining the appropriate response of the Fund to the Possible Identity Theft.

(iv) PNC will (A) engage an independent auditing firm or other similar firm of independent examiners to conduct an annual testing of the Controls and issue a report on the results of the testing (the "Audit Report"), and (B)
furnish a copy of the Audit Report to the Fund; and

(v) Upon Fund request, issue a certification in a form determined to be appropriate by PNC in its reasonable discretion, certifying to PNC's continuing compliance with the Controls after the date of the most recent Audit
Report.

(b) The Fund agrees it is responsible for complying with Red Flag Requirements, for determining the applicability to the Fund of Section 114 of the Fair and Accurate Credit Transaction Act of 2003 and regulations promulgated thereunder by the Federal Trade Commission (the "Red Flag Requirements"), for determining the extent to which the
Red Flag Services assist the Fund in complying with the Red Flag Requirements, and for furnishing any supplementation or augmentation to the Red Flag Services it determines to be appropriate, and that PNC has given no advice and makes no representations with respect to such matters. This Red Flag Section shall not be interpreted in any manner which imposes a duty on PNC to act on behalf of the Fund or otherwise, including any duty to take any action upon the occurrence of a Red Flag, other than as expressly provided for in the Controls and this Red Flag
Section. The Controls and the Red Flag Services may be changed at any time and from time to time by PNC in its reasonable sole discretion exercised in good faith to include commercially reasonable provisions appropriate to the Red
Flag Requirements, as they may be constituted from time to time, and PNC shall provide to the Fund a copy or notice of material changes as soon thereafter as practicable, which such notice may among other forms of notice consist of a link, text or other content on the Internet site provided for viewing of the Controls.

(c) Notwithstanding any other provision of the Agreement:

(i) PNC shall not be liable for any consequential, incidental, exemplary, punitive, special or indirect damages, whether or not the likelihood of such damages was know by PNC. The foregoing limitation on liability shall not apply to damages to the extent arising from the bad faith, intentional misconduct or gross negligence of PNC; and

(ii) In the event of a material breach of this Red Flag Section by PNC, the Fund shall be entitled exclusively to terminate the Red Flag Services by complying with the notice and cure period provisions in the Agreement applicable to a material breach of the Agreement, but shall not be entitled to terminate the Agreement.

2. Remainder of Existing Agreement; Governing Law. Except as specifically modified by this Amendment, all terms and conditions of the Existing Agreement shall remain in full force and effect. The governing law of the Agreement shall be the governing law of this Amendment.

3. Entire Agreement; Facsimile Signatures; Counterparts. This Amendment constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the
Existing Agreement with respect to such subject matter. This Amendment may be executed in one or more counterparts;
such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

PNC Global Investment Servicing (U.S.) Inc.	The Funds listed on Schedule A to the Agreement

By: /s/ Susan M. Frasu	By: /s/ Maureen A. Gemma
Name: Susan M. Frasu	Name: Maureen A. Gemma
Title: Sr. Vice President/Mng. Dir.	Title: Secretary

Schedule A Effective April 30, 2009

EATON VANCE GROWTH TRUST

Eaton Vance-Atlanta Capital Large-Cap Growth Fund – Class A and I
Eaton Vance-Atlanta Capital SMID-Cap Fund – Class A and I
Eaton Vance Asian Small Companies Fund – Class A and B
Eaton Vance Global Growth Fund – Class A, B and C
Eaton Vance Multi-Cap Growth Fund – Class A, B and C
Eaton Vance Greater China Growth Fund – Class A, B and C
Eaton Vance Worldwide Health Sciences Fund – Class A, B, C and R

EATON VANCE INVESTMENT TRUST

Eaton Vance AMT Free Limited Maturity Municipals Fund – Class A, B and C
Eaton Vance California Limited Maturity Municipals Fund – Class A, B and C
Eaton Vance Massachusetts Limited Maturity Municipals Fund – Class A, B and C
Eaton Vance National Limited Maturity Municipals Fund – Class A, B and C
Eaton Vance New Jersey Limited Maturity Municipals Fund – Class A, B and C
Eaton Vance New York Limited Maturity Municipals Fund – Class A, B and C
Eaton Vance Ohio Limited Maturity Municipals Fund – Class A, B and C
Eaton Vance Pennsylvania Limited Maturity Municipals Fund – Class A, B and C

EATON VANCE MUNICIPALS TRUST

Eaton Vance Alabama Municipals Fund – Class A, B, C and I
Eaton Vance Arizona Municipals Fund – Class A,B and C
Eaton Vance Arkansas Municipals Fund – Class A. B and C
Eaton Vance California Municipals Fund – Class A, B, C and I
Eaton Vance Colorado Municipals Fund – Class A, B and C
Eaton Vance Connecticut Municipals Fund – Class A, B, C and I
Eaton Vance Georgia Municipals Fund – Class A, B, C and I
Eaton Vance Kentucky Municipals Fund – Class A, B and C
Eaton Vance Louisiana Municipals Fund – Class A,B and C
Eaton Vance Maryland Municipals Fund – Class A, B,C and I
Eaton Vance Massachusetts Municipals Fund – Class A, B, C and I
Eaton Vance Michigan Municipals Fund – Class A and C
Eaton Vance Minnesota Municipals Fund – Class A, B and C
Eaton Vance Mississippi Municipals Fund – Class A, B and C
Eaton Vance Missouri Municipals Fund – Class A, B and C
Eaton Vance National Municipals Fund – Class A, B, C and I
Eaton Vance New Jersey Municipals Fund – Class A, C and I
Eaton Vance New York Municipals Fund – Class A, B,C and I
Eaton Vance North Carolina Municipals Fund – Class A, B,C and I
Eaton Vance Ohio Municipals Fund – Class A and C
Eaton Vance Oregon Municipals Fund – Class A, B and C
Eaton Vance Pennsylvania Municipals Fund – Class A, B,C and I

A-1

EATON VANCE MUNICIPALS TRUST (cont.)
Eaton Vance Rhode Island Municipals Fund – Class A, B and C
Eaton Vance South Carolina Municipals Fund – Class A, B,C and I
Eaton Vance Tennessee Municipals Fund – Class A, B and C
Eaton Vance Virginia Municipals Fund – Class A, B C and I
Eaton Vance West Virginia Municipals Fund – Class A, B and C

EATON VANCE MUNICIPALS TRUST II

Eaton Vance Insured Municipals Fund – Class A, B and C
Eaton Vance Hawaii Municipals Fund – Class A, B and C
Eaton Vance High Yield Municipals Fund – Class A, B , C and I
Eaton Vance Kansas Municipals Fund – Class A, B and C

EATON VANCE MUTUAL FUNDS TRUST

Eaton Vance AMT- Free Municipal Bond Fund – Class A, B, C and I
Eaton Vance Cash Management Fund
Eaton Vance Diversified Income Fund – Class A,B and C
Eaton Vance Dividend Income Fund - Class A,C, I and R
Eaton Vance Emerging Markets Local Income Fund – Class A
Eaton Vance Floating-Rate Fund – Advisers Class, Class A, B, C, and I
Eaton Vance Floating-Rate Advantage Fund Classes Adviser, A, B, C and I
Eaton Vance Floating-Rate & High Income Fund – Advisers Class, Class A, B, C, and I
Eaton Vance Global Macro Fund – Class A and I
Eaton Vance Government Obligations Fund – Class A, B, C, I and R
Eaton Vance High Income Opportunities Fund – Class A B and C
Eaton Vance International Equity Fund – Classes A, C and I
Eaton Vance International Income Fund – Class A
Eaton Vance Large-Cap Core Research Fund - Class A and I (1)
Eaton Vance Low Duration Fund – Class A, B and C
Eaton Vance Money Market Fund
Eaton Vance Strategic Income Fund – Class A, B, C and I
Eaton Vance Structured Emerging Markets Fund – Class A, C and I
Eaton Vance Tax Free Reserves
Eaton Vance Tax-Managed Dividend Income Fund – Class A, B , C and I
Eaton Vance Tax-Managed Equity Asset Allocation Fund – Class A, B and C
Eaton Vance Tax-Managed Growth Fund 1.1 – Class A, B, C, I and S
Eaton Vance Tax-Managed Growth Fund 1.2 – Class A, B, C and I
Eaton Vance Tax-Managed International Equity Fund – Class A, B, C and I
Eaton Vance Tax-Managed Mid-Cap Core Fund – Class A, B and C
Eaton Vance Tax-Managed Multi-Cap Growth Fund - Class A, B and C
Eaton Vance Tax-Managed Small-Cap Fund - Class A, B and C
Eaton Vance Tax-Managed Small-Cap Value Fund – Class A, B and C
Eaton Vance Tax-Managed Value Fund – Class A, B , C and I

EATON VANCE SERIES TRUST

Eaton Vance Tax-Managed Growth Fund 1.0

                                                                                                          A-2

EATON VANCE SERIES TRUST II

Eaton Vance Income Fund of Boston – Class A, B, C, I and R
Eaton Vance Tax-Managed Emerging Markets Fund – Class I

EATON VANCE SPECIAL INVESTMENT TRUST

Eaton Vance Balanced Fund – Class A, B and C
Eaton Vance Capital & Income Strategies Fund – Class A, C and I
Eaton Vance Dividend Builder Fund – Class A, B, C and I
Eaton Vance Enhanced Equity Option Income Fund Class A, C and I
Eaton Vance Emerging Markets Fund – Class A and B
Eaton Vance Equity Asset Allocation Fund – Class A, C and I
Eaton Vance Greater India Fund – Class A, B and C
Eaton Vance Institutional Short Term Income Fund
Eaton Vance Investment Grade Income Fund - Class A and I
Eaton Vance Large-Cap Growth Fund - Class A, B , C and I
Eaton Vance Large-Cap Value Fund – Class A, B, C, I and R
Eaton Vance Real Estate Fund – Class I
Eaton Vance Risk-Managed Equity Option Income Fund Class A, C and I
Eaton Vance Small-Cap Fund – Class A, B, C and I
Eaton Vance Small-Cap Value Fund – Class A, B and C
Eaton Vance Special Equities Fund – Class A, B and C

(1) formerly Eaton Vance Equity Research Fund

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